Filed Pursuant to Rule 424(b)(2)
Registration No. 333-237792

Prospectus Supplement

(to prospectus dated April 22, 2020)

9,396,226 Units, Each Consisting of One Common Share and 0.50 of a Warrant to Purchase One Common Share

We are offering 9,396,226 units (each, a “Unit”) at a public offering price of $5.30 per Unit, with each Unit consisting of one common share (each, a “Common Share”) in the capital stock of Village Farms International, Inc. (the “Company”) and 0.50 of a warrant to purchase one Common Share at an exercise price of $5.80 per share (each, a “Warrant”). Each Warrant will be exercisable beginning on March 10, 2021 and will expire on the five-year anniversary of the original issuance date (subject to the call right as described herein). We are also offering the Common Shares that are issuable from time to time upon exercise of the Warrants that are contained in the Units.

The Units will not be issued or certificated. The Common Shares and the Warrants included in the Units can only be purchased together in this offering, but the securities contained in the Units will be issued separately and will be immediately separable upon issuance.

We have retained A.G.P./Alliance Global Partners (the “Placement Agent”) to act as sole Placement Agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

The outstanding Common Shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the symbol “VFF”. On September 4, 2020, the last reported sale price of our Common Shares on Nasdaq and the TSX was US$5.23 and C$6.84, respectively, per share.

The Company has applied to have the Common Shares being offered and sold pursuant to this prospectus supplement, together with the Common Shares issuable upon the exercise of the Warrants, listed on the TSX. Listing is subject to the approval of the TSX in accordance with its applicable listing requirements. The Company has provided notice of this offering to Nasdaq in accordance with the rules of that exchange.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Investing in our securities involves a high degree of risk, including that the trading price of our Common Shares has been subject to volatility and investors in this offering may not be able to sell their Common Shares or Warrants above the actual offering price or at all. Before making an investment decision, please read the information under the heading “Risk Factors ” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

	Per Unit	Total
Public offering price	$5.30	$49,799,998
Placement agent’s fees(1)	$0.318	$2,988,000
Proceeds to us, before expenses	$4.982	$46,811,998
(1)

We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 6% of the gross proceeds in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for additional information regarding the compensation payable to the Placement Agent.

Delivery of the securities offered hereby is expected to be made on or about September 10, 2020, subject to the satisfaction of certain closing conditions.

Placement Agent

A.G.P.

Prospectus Supplement dated September 8, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

General Advisory

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date specified in the relevant agreement. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the additional information in the documents to which we have referred you in the sections of this prospectus supplement and in the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

We and the Placement Agent are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this

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prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Interpretation

Unless otherwise noted or the context otherwise requires, the term “cannabis” has the meaning given thereto under the Cannabis Act (Canada).

As used in this prospectus supplement, the terms “Village Farms,” “Village Farms International,” the “Company,” “we,” “us,” “our” and similar references refer to Village Farms International, Inc. Our financial information is presented in U.S. dollars and all references in this prospectus supplement to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference the prospectus supplement or the accompany prospectus concerning the Company’s industry and the markets in which it operates or seeks to operate is based on information from third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by third party sources as well as data from the Company’s own internal research, and include assumptions which the Company believes to be reasonable based on management’s knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and the Company has not independently verified any third-party information. While the Company believes that such third-party information to be generally reliable, such information and estimates are inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus supplement and in our Annual Report on Form 10-K under “Risk Factors”.

Presentation of Financial Information

The financial statements of the Company incorporated by reference in this prospectus supplement are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). Certain calculations included in tables and other figures in this prospectus supplement have been rounded for clarity of presentation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus supplement also contains “forward-looking information” within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. Forward-looking statements may relate to the Company’s future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus supplement are subject to risks that may include, but are not limited to: our expectations regarding the Acquisition (as defined herein) and the completion of this offering, our limited operating history, including that of our Pure Sunfarms Corp. joint venture for the production of cannabis in Canada (our “Joint Venture” or “Pure Sunfarms”) and our start-up operations of growing hemp in the United States; the legal status of our Joint Venture; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp and agricultural businesses; the ability of our Joint Venture to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and licenses (e.g., our Joint Venture’s ability to obtain licenses for its Delta 2 greenhouse facility as well as additional licenses under the Canadian act respecting cannabis to amend to the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16 (Canada) for its Delta 3 greenhouse facility), and changes in our regulatory requirements; risks relating to conversion of our greenhouses to cannabis production for our Joint Venture; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Prospectus Supplement are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, that may cause the Company’s or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company’s filings with securities regulators, including this Prospectus Supplement. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

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When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information included under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, the information included under the heading “Risk Factors” in the accompanying prospectus beginning on page 1, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, which is described under “Where You Can Find More Information” and “Incorporation of Information by Reference,” and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

The Company is a corporation incorporated under the Canada Business Corporations Act. The head and registered office of the Company and each of its Canadian subsidiaries is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3 and its telephone number is 604-940-6012. Through our majority ownership position in our joint venture, the British Columbia-based Pure Sunfarms, we have one of the single largest cannabis growing operations in the world. We are also one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada. Further, we have joint venture operations in hemp and high cannabidiol (“CBD”) products.

Pure Sunfarms leverages our 30 years of experience as a vertically integrated greenhouse grower for the rapidly emerging cannabis opportunity following legalization of cannabis in Canada. Pure Sunfarms is currently one of the largest producers of cannabis in Canada with distribution in five of the provinces. Its long-term objective is to be the leading low cost, high quality cannabis producer in Canada. In our greenhouse operations, we produce and distribute fresh, premium-quality produce with consistency 365 days a year to national grocers in the U.S. and Canada from more than nine million square feet of Controlled Environment Agriculture greenhouses in British Columbia and Texas, as well as from our partner greenhouses in British Columbia, Ontario and Mexico. We are also pursuing opportunities to become a vertically integrated leader in the U.S. hemp-derived CBD market, subject to compliance with all applicable U.S. federal and state laws. We have established two joint ventures, Village Fields Hemp USA, LLC, and Arkansas Valley Green and Gold Hemp LLC, for multi-state outdoor hemp cultivation and CBD extraction and plans to pursue controlled environment hemp production at our Texas greenhouse operations, which total 5.7 million square feet of production area, subject to legalization of hemp in Texas. Our subsidiary, VF Clean Energy, Inc., owns and operates a 7.0 MW power plant that generates electricity.

Further information regarding the Company and its business is set out in our Annual Report on Form 10-K, which is incorporated herein by reference.

Acquisition of Remaining Interest in Pure Sunfarms

On September 8, 2020, we entered in a purchase agreement (the “Purchase Agreement”) with Emerald Health Therapeutics, Inc. (“Emerald”) to purchase from Emerald 36,958,500 common shares in the capital of Pure Sunfarms, representing 41.3% of the issued and outstanding common shares of Pure Sunfarms and all of the remaining common shares of Pure Sunfarms not held by the Company, for a purchase price of C$79.9 million, subject to certain adjustments (the “Acquisition”). Pursuant to the Purchase Agreement, the closing date for the Acquisition (the “Closing Date”) will occur on the fifth business day following the satisfaction or waiver of all the conditions to the closing of the Purchase Agreement (except for the payment of the purchase price thereunder and those conditions that are to be satisfied on the Closing Date). The Company and Emerald may terminate the Purchase Agreement if the Closing Date has not occurred on or before November 30, 2020. We anticipate that the Closing Date will occur during the fourth quarter of 2020.

The closing of the Acquisition is subject to customary closing conditions. Emerald has also agreed to customary covenants in favor of Village Farms to (i) convene a shareholder meeting to approve the Acquisition by October 30, 2020 and (ii) not solicit or participate in negotiations with any other person relating to an alternative transaction proposal regarding the common shares of Pure Sunfarms. In connection with the Acquisition, the Company and Emerald will also (i) enter into a non-solicitation agreement on the Closing Date pursuant to which Emerald will agree not to solicit or hire any employees of Pure Sunfarms or the Company for a period of three years following the Closing Date and (ii) enter into a termination agreement on the Closing Date pursuant to which the shareholders agreement governing the business and affairs of Pure Sunfarms will be terminated and certain intellectual property will be assigned to Pure Sunfarms and licensed to Emerald. In the event of the termination of the Purchase Agreement pursuant to certain specified termination fee events, Emerald has agreed to pay to Village Farms a termination fee in the amount of C$3 million. In the event of the termination of the Purchase Agreement pursuant to certain specified expense reimbursement fee events, Emerald has agreed to pay to Village Farms an expense reimbursement fee of up to C$1 million to be credited against any termination fee that may be payable.

We intend to use up to $40 million of the net proceeds of this offering to finance the Acquisition and the remainder for general working capital; however, this offering is not conditioned on completion of the Acquisition, and if the Acquisition is not completed on the expected time frame, or at all, we have sole discretion on the use of proceeds of this Offering. See “Use of Proceeds” and “Risk Factors—We may be unable to complete our planned Acquisition on currently anticipated terms, or at all.”

THE OFFERING

Units offered by us	We are offering 9,396,226 Units at a public offering price of $5.30 per Unit. Each Unit will consist of one Common Share and 0.50 of a Warrant to purchase one Common Share at an exercise price of $5.80 per share.

Warrants offered by us	Warrants to purchase up to 0.50 Common Shares. Each Warrant included in the Units will have an exercise price of $5.80 per Common Share, and will be exercisable beginning on March 10, 2021 and will expire on the five-year anniversary of the original issuance date (subject to the call option), and we have the option, beginning on March 10, 2022, to “call” the exercise of any or all of the Warrants after (i) any 30-consecutive trading day period during which the daily volume weighted average price (“VWAP”) of the Common Shares exceeds $9.50 for the Warrants in effect for such 30-consecutive trading day period, (ii) the average daily volume for such measurement period exceeds $1,000,000 per trading day and (iii) the holder of the Warrant is not in possession of any material non-public information which was provided by the Company or any of its officers, directors, employees, agents or affiliates. This prospectus supplement also relates to the offering of the Common Shares issuable upon exercise of the Warrants. For more information on the Warrants, please see “Description of Securities We Are Offering” below.

Common Shares outstanding immediately before this offering	56,555,584 Common Shares

Common Shares to be outstanding immediately after this offering	65,951,810 Common Shares, assuming that none of the Warrants issued in this offering are exercised.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $46 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use up to $40 million of the net proceeds from this offering to finance the Acquisition. The remaining net proceeds from this offering are intended to be used for general working capital. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 for a discussion of some of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol for the Common Shares	Our Common Shares currently trade on Nasdaq and the TSX under the symbol “VFF.” There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The number of Common Shares to be outstanding immediately after this offering is based on 56,555,584 Common Shares outstanding as of September 8, 2020 and excludes, as of that date, the following:

•	2,446,168 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of C$5.79 per share; and

•	2,570,390 Common Shares reserved and available for issuance under our equity compensation plans.

Unless otherwise indicated all information in this prospectus supplement assumes no exercise of the Warrants being offered in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the period ended June 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these or other risks occur, the Company’s business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted. In that case, the trading price of the Common Shares could decline and investors could lose all or part of their investment in the Common Shares. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the below described risks or other unforeseen risks. Additional risks and uncertainties not currently known to the Company, or that are currently deemed immaterial, may also materially and adversely affect the Company’s business prospects, financial condition, results of operations and/or cash flows.

Risks Related to the Acquisition

We may be unable to complete our planned Acquisition on currently anticipated terms, or at all.

On September 8, 2020, we entered into the Purchase Agreement to acquire the remaining interest of Pure Sunfarms Corp. from Emerald. Our management currently expects the Acquisition to close in the fourth quarter of 2020. The total consideration for the Acquisition is C$79.9 million, subject to adjustment in certain circumstances. We plan to finance the Acquisition in part through this offering (up to $40 million), in part through a promissory note and in part from cash on hand. The closing of the Acquisition is subject to customary closing conditions, and the Company and Emerald may terminate the Purchase Agreement if the Closing Date has not occurred on or before November 30, 2020. In the event of the termination of the Purchase Agreement pursuant to certain specified termination fee events, Emerald has agreed to pay to Village Farms a termination fee in the amount of C$3 million. In the event of the termination of the Purchase Agreement pursuant to certain specified expense reimbursement fee events, Emerald has agreed to pay to Village Farms an expense reimbursement fee of up to C$1 million to be credited against any termination fee that may be payable.

Although we currently anticipate that the Acquisition will occur during the fourth quarter of 2020 and will be accretive to earnings per share from and after the Acquisition is completed, this expectation is based on various assumptions and may change materially. If we are not able to complete the Acquisition on currently anticipated terms or at all or we otherwise are not able to raise sufficient capital in this offering, we may be unable to successfully complete the Acquisition on time, or at all, which could have a material adverse effect on our results of operations, financial condition and the trading price of our Common Shares. In addition, we could also encounter additional transaction-related costs or other factors such as the failure to realize all of the benefits anticipated in the Acquisition. All of these factors could cause dilution to our earnings per share or decrease or delay the expected accretive effect of the Acquisition and cause a decrease in the market price of our Common Shares.

Risks Related to this Offering

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

An investment in the Units is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Units is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

The Warrants may not have any value.

The Warrants will have an exercise price equal to $5.80 per Common Share. In the event the price of our Common Shares does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Holders of the Warrants purchased in this offering will have no rights as common shareholders until such holders exercise their Warrants and acquire our Common Shares.

Until holders of the Warrants acquire our Common Shares upon exercise thereof, such holders will have no rights with respect to our Common Shares underlying the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. This offering is not conditioned on completion of the Acquisition. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Potential volatility of the price of our Common Shares.

The market price for our Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control, including the following: (i) actual or anticipated fluctuations in the Company’s quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to the Company; (iv) addition or departure of the Company’s executive officers and other key personnel; (v) release or expiration of lock-up or other transfer restrictions on outstanding Common Shares; (vi) sales or perceived sales of additional Common Shares; (vii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors; and (viii) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industries or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of the Company’s environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Shares by those institutions, which could materially adversely affect the trading price of the Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the Company’s operations and the trading price of the Common Shares may be materially adversely affected.

Future sales and issuances of our Common Shares or rights to purchase our Common Shares could result in substantial dilution to the percentage ownership of our shareholders.

The number of Common Shares that the Company is authorized to issue is unlimited. We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell Common Shares or other securities convertible into or exchanged for our Common Shares in one or more transactions, and in a manner we determine from time to time and at prices that may not be the same as the price per share paid by other investors, and dilution to our shareholders could result. To the extent that any of the net proceeds of this offering remain un-invested pending their use, or are used to pay down existing indebtedness with a low interest rate, this offering may result in substantial dilution on a per share basis to the Company’s net income and certain other financial measures used by the Company.

Risk related to the Company

There can be no assurance that current and future mergers, acquisitions, divestitures, alliances, joint ventures, investments or other strategic transactions will be consummated or have a positive impact on our business, prospects, financial condition, or results of operations.

Historically, the senior management of the Company and the Company’s board have been engaged in discussions surrounding the strategic direction of the Company in light of, among other things, the rapid growth and substantial changes in the cannabis industry and the other businesses in which we operate. As part of these discussions, senior management of the Company and the Company’s board from time to time have considered, and may consider in the future, various transactions in the context of its long-term business plan, including mergers, acquisitions, divestitures, alliances, joint ventures, investments or other strategic transactions. The Company also has also been approached from time to time by parties wishing to discuss potential commercial or acquisition opportunities. In certain cases, the Company has entered into confidentiality agreements with third parties under which the Company provided certain non-public information to those parties.

The Company can give no assurance that any such discussions will result in a transaction or that any such transaction ultimately will have a positive impact on our business, prospects, financial condition, or results of operations.

Risks Related to Global Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. On March 11, 2020, the World Health Organization declared this outbreak a global pandemic. Major health issues and pandemics, such as the coronavirus, may adversely affect trade, global and local economies and the trading prices of the Shares. Given the ongoing and dynamic nature of the circumstances, the extent to which the coronavirus will impact the Company’s financial results and operations is uncertain. It is possible, however, that the Company’s business operations and financial performance in 2020 and beyond may be materially adversely affected by this global pandemic.

Tax Risks

If the Company were classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, certain generally adverse U.S. federal income tax consequences could apply to U.S. investors. The Company generally will be classified as a PFIC for any taxable year in which its passive income or its assets that produce passive income exceed certain thresholds. If the Company were a PFIC for any year during the holding period of a U.S. Holder (as defined below) of Common Shares, then such holder generally would be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the holder were to make certain elections, to the extent available, in a timely and effective manner. The Company has not determined whether it will be a PFIC for the year in which this offering is completed or in future years because, among other things, PFIC status is determined annually and is based on a corporation’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation was, or will be, a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. This paragraph is qualified in its entirety by the discussion below under the heading “Certain United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations.” Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $46 million after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any from the exercise of the Warrants sold in this offering. The Company intends to use up to $40 million of the net proceeds of this offering to finance the Acquisition. The remaining net proceeds from this offering are intended to be used for general working capital.

DESCRIPTION OF THE ACQUISITION

On September 8, 2020, we entered into the Purchase Agreement with Emerald to purchase from Emerald 36,958,500 common shares in the capital of Pure Sunfarms, representing 41.3% of the issued and outstanding common shares of Pure Sunfarms and all of the remaining common shares of Pure Sunfarms not held by the Company, for a purchase price of C$79.9 million, subject to certain adjustments. Pursuant to the Purchase Agreement, the Closing Date will occur on the fifth business day following the satisfaction or waiver of all the conditions to the closing of the Purchase Agreement (except for the payment of the purchase price thereunder and those conditions that are to be satisfied on the Closing Date). The Company and Emerald may terminate the Purchase Agreement if the Closing Date has not occurred on or before November 30, 2020. We anticipate that the Closing Date will occur during the fourth quarter of 2020.

The Purchase Agreement contains representations and warranties customary for transactions of this nature negotiated between sophisticated purchasers and sellers acting at arm’s length, certain of which are qualified as to materiality and knowledge and subject to reasonable exceptions. Subject to certain exceptions, the representations and warranties of the Company and Emerald in the Purchase Agreement will survive for a period of 18 months from the Closing Date. Certain “fundamental” representations, however, will survive the closing of the Acquisition for a period of six years.

Pursuant to the Purchase Agreement, each of the Company and Emerald have agreed, following closing, to indemnify the other party and its affiliates against any loss arising from a breach of a representation, warranty, or covenant given by the Company or Emerald, respectively, under the Purchase Agreement. The indemnity is subject to certain limitations, including that neither the Company nor Emerald are required to indemnify the other party unless and until losses exceed C$500,000, at which point Village Farms or Emerald, as the case may be, will be entitled to recover the full amount of such losses from the first dollar. The indemnity is also capped at 100% of the purchase price under the Purchase Agreement and no party is liable for any losses resulting from any breach of any representation or warranty in the Purchase Agreement if the party seeking indemnification knew about the inaccuracy or breach before closing.

The closing of the Acquisition is subject to customary closing conditions, including (i) the accuracy in all material respects as of the Closing Date of the representations and warranties of the parties, (ii) the performance in all material respects of all covenants and agreements of the parties, (iii) the absence of any law or change in law that would make the consummation of the Acquisition illegal or otherwise restrain or prohibit closing, (iv) the absence of any proceeding by any person or entity that seeks to enjoin or prohibit the Acquisition, (v) Emerald shareholders having approved the Acquisition, (vi) Pure Sunfarms’ lenders, Village Farms’ lenders and the TSX Venture Exchange having provided their consent to the Acquisition, (vii) dissent rights not having been validly exercised, and not withdrawn, in respect of more than 5% of the issued and outstanding common shares of Emerald, (viii) the voting and support agreements provided in connection with the Acquisition not having been materially breached by any party other than the Company and (ix) delivery by each party of certain documents and agreements in connection with the Acquisition.

The Company and Emerald have given mutual covenants customary for transactions of this nature negotiated between sophisticated purchasers and sellers acting at arm’s length, including mutual covenants to (i) use commercially reasonable efforts to satisfy all closing conditions in the Purchase Agreement and obtain any regulatory approvals or consents and (ii) co-operate in good faith in managing and funding the day to day operations of Pure Sunfarms. Emerald has also agreed to customary covenants in favor of Village Farms to (i) convene a shareholder meeting to approve the Acquisition by October 30, 2020 and (ii) not solicit or participate in negotiations with any other person relating to an alternative transaction proposal regarding the common shares of Pure Sunfarms.

The Purchase Agreement and the transactions covered thereby can be terminated by either party in certain situations, including (i) a breach by the other party of its representations, warranties or covenants that cannot reasonably be cured by the Closing Date, (ii) the written agreement of the parties, (iii) Emerald holding its shareholder meeting and failing to obtain the requisite shareholder approval and (iv) the closing not occurring on or prior to November 30, 2020. The Purchase Agreement can be terminated by the Company in the event that (i) the board of directors of Emerald makes certain changes to its recommendation to its shareholders to approve the Acquisition or (ii) Emerald breaches its obligation not to solicit alternative proposes or fails to hold a shareholders meeting to approve the Acquisition.

In the event of the termination of the Purchase Agreement pursuant to certain specified termination fee events, Emerald has agreed to pay to Village Farms a termination fee in the amount of C$3 million. In the event of the termination of the Purchase Agreement pursuant to certain specified expense reimbursement fee events, Emerald has agreed to pay to Village Farms an expense reimbursement fee of up to C$1 million to be credited against any termination fee that may be payable.

The Company and Emerald will enter into a non-solicitation agreement on the Closing Date pursuant to which Emerald will agree not to solicit or hire any employees of Pure Sunfarms or the Company for a period of three years following the Closing Date.

The Company and Emerald will also enter into a termination agreement on the Closing Date pursuant to which the shareholders agreement governing the business and affairs of Pure Sunfarms will be terminated and certain intellectual property will be assigned to Pure Sunfarms and licensed to Emerald.

DESCRIPTION OF CAPITAL STOCK

The Common Shares are registered under Section 12 of the Exchange Act and are traded on Nasdaq and the TSX under the symbol “VFF”. No other securities of the Company are registered under Section 12 of the Exchange Act. The following description of our Common Shares is a summary of the material terms of such securities. For more information, we refer you to our Articles of Amalgamation, By-laws and By-laws amendment, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019.

Authorized Capital Stock

The Company is authorized to issue an unlimited number of Common Shares, no par value, an unlimited number of preferred shares (“Preferred Shares”) and an unlimited number of special voting shares (“Special Shares”) of the Company. As of September 8, 2020, the Company had 56,555,584 Common Shares, no Preferred Shares and no Special Shares issued and outstanding.

Common Shares

Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

The ability of a beneficial owner of Common Shares to pledge such Common Shares or otherwise take action with respect to such shareholder’s interest in such Common Shares (other than through a participant in the depository service provided by CDS Clearing and Depository Services Inc. or The Depository Trust Company) may be limited due to the lack of a physical Common Share certificate.

Preferred Shares

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the Canada Business Corporations Act. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

Special Shares

We are authorized to issue an unlimited number of Special Shares and the holders of such Special Shares will be entitled to one vote per Special Shares held at all meetings of shareholders of the Company. However, in no event shall the votes attached to the Special Shares exceed 45% of the votes otherwise attached to the Common Shares and the Special Shares then outstanding. The authorization of Special Shares will make it possible for us to issue shares with voting or other rights or preferences that could have an effect of delaying, deferring or preventing a change in control of the Company. The authorization of Special Shares is a historical framework that was carried over from the capital structure of Village Farms Income Fund, the Company’s predecessor. No Special Shares are issued or outstanding and the Company does not intend to issue Special Shares in the future.

Retained Interest of Michael DeGiglio

Pursuant to the terms of the Amended and Restated Securityholders’ Agreement, by, among others, the Company and Michael DeGiglio, dated December 31, 2009 (the “Securityholders’ Agreement”), the Company has granted to its Chief Executive Officer, Michael DeGiglio, certain pre-emptive rights, as well as “demand” and “piggy back” registration rights. These rights enable Mr. DeGiglio to require the Company to file a prospectus (in the case of a demand registration) and otherwise assist with a public offering of Common Shares, subject to certain limitations. In the event of a “piggy back” offering, the Company’s financing requirements are to take priority. Subject to the approval of the TSX, in the event that the Company decides to issue equity securities or securities convertible into or exchangeable for equity securities of the Company other than to officers, employees, consultants or directors of the Company or any subsidiary of the Company pursuant to a bona fide incentive compensation plan, the Securityholders’ Agreement provides, among other things, Mr. DeGiglio with pre-emptive rights to purchase such number of newly issued equity securities in order to maintain his pro rata ownership interest in the Company.

Mr. DeGiglio has agreed to waive such rights under the Securityholders’ Agreement in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia or Toronto, Ontario, with Continental Stock Transfer & Trust Company, at its principal offices in New York, New York, the U.S. agent.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 9,396,226 Units, at a public offering price of $5.30 per Unit. Each Unit will consist of one Common Share and 0.50 of a Warrant. Units will not be issued or certificated. The Common Shares and the Warrants included in the Units can only be purchased together in this offering, but the securities contained in the Units will be issued separately and will be immediately separable upon issuance. We are also registering the Common Shares that are issuable from time to time upon exercise of the Warrants included in the Units offered hereby.

Common Shares

The material terms and provisions of our Common Shares and each other class of our securities which qualifies or limits our Common Shares are described under the caption “Description of Capital Stock” in this prospectus supplement.

Warrants for Common Shares

The following summary of certain terms and provisions of the Warrants included in the Units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the prospectus of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant included in the Units offered hereby will have an initial exercise price of $5.80 per share. The Warrants will be exercisable beginning on March 10, 2021 until September 10, 2025, or the five-year anniversary of the original issuance date (subject to the call right as described herein). The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price. Also, upon the Company receiving the prior written approval from the TSX (so long as the Common Shares are then listed on the TSX), the holders of the Warrants will also be permitted to participate in certain subsequent rights offering or special distributions by us, if any, in each case in accordance with the terms of the Warrants. The Warrants will be issued separately from the Common Shares included in the Units. 0.50 of a Warrant to purchase one Common Share will be included in each Unit purchased in this offering.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the Common Shares underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Warrants.

Exercisability

The Warrants are exercisable beginning on March 10, 2021 and will expire on the fifth anniversary of the original issuance date, subject to our call option described below. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% or 9.99% at the election of the holder of the outstanding Common Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Shares after exercising the holder’s Warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Call Option

We have the option, beginning on March 10, 2022, to “call” the exercise of any or all of the Warrants, from time to time by giving a call notice to the holder after (i) any 30-consecutive trading day period during which the daily VWAP of the Common Shares exceeds $9.50 for the Warrants in effect for such 30-consecutive trading day period, (ii) the average daily volume for such measurement period exceeds $1,000,000 per trading day and (iii) the holder of the Warrant is not in possession of any material non-public information which was provided by the Company or any of its officers, directors, employees, agents or affiliates. During the call period, the holder may exercise the Warrant and purchase the called Common Shares underlying the Warrant. If the holder fails to timely exercise the Warrant or a number of Common Shares equal to the number of called Common Shares during the call period, our sole remedy will be to cancel an amount of called Common Shares underlying the warrant equal to such shortfall, with the Warrant no longer being exercisable with respect to such Common Shares. The call period is a period of 30 trading days following the date on which the call notice is deemed given and effective.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Warrants. Rather, the Company may elect to either pay a cash adjustment in respect of a final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of such fraction to issue the requisite number of whole Common Shares.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The Common Shares issuable upon exercise of the Warrants are currently listed on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Common Shares, the holders of the Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of at least 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of at least 50% of the voting power represented by our outstanding Common Shares, the successor entity will assume the Warrant, and the holders of the Warrants will be entitled only to receive the same kind and amount of consideration that is being offered and paid to the holders of our Common Shares in connection with the fundamental transaction.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of Common Shares and Warrants acquired pursuant to this Offering and of Common Shares acquired pursuant to the exercise of a Warrant. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the Treasury Regulations promulgated thereunder, and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The summary addresses only U.S. Holders that acquire and hold Common Shares and Warrants as “capital assets” within the meaning of the Code (generally, property held for investment).

This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:

•	persons that own (directly, indirectly, or constructively, applying certain attribution rules) 10% or more of the total voting power or total value of the stock of the Company;

•	dealers in securities or currencies;

•	financial institutions or financial services entities;

•	mutual funds;

•	life insurance companies;

•	persons that hold Common Shares or Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position;

•	persons that acquired Common Shares or Warrants in connection with the exercise of employee stock options or otherwise as compensation for services;

•	persons whose functional currency is not the U.S. dollar;

•	persons who have elected mark-to-market accounting;

•	persons who hold Common Shares or Warrants through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax or the unearned income Medicare contribution tax on net investment income; and

•	certain U.S. expatriates or former long-term residents of the United States.

This summary does not address all potentially relevant U.S. federal income tax matters, nor does it address any state, local, foreign, estate, or gift tax consequences of holding or disposing of Common Shares or Warrants.

As used herein, the term “U.S. Holder” means any beneficial owner of Common Shares or Warrants, who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, and (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable Treasury Regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds Common Shares or Warrants, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal tax purposes) holding Common Shares or Warrants, and their partners and other owners, are urged to consult their own tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

Prospective investors are urged to consult their own tax advisers with respect to the tax considerations relevant to the ownership and disposition of the Common Shares and Warrants acquired pursuant to this Offering and Common Shares acquired pursuant to the exercise of a Warrant, having regard to their particular circumstances.

Treatment of the Units

Each Unit is comprised of one Common Share and 0.50 of a Warrant, each of which will be treated as a separate instrument for U.S. federal income tax purposes. The purchase price for a Unit must be allocated between the Common Share and the Warrant for U.S. federal income tax purposes, based on their respective fair market values at the time of the Offering, and the initial tax basis of each will equal the amount so allocated. The holding period for each Common Share and Warrant acquired as a Unit will begin on the day after the date of acquisition. Each U.S. Holder is urged to consult its own tax adviser regarding the allocation of the purchase price for the Units purchased in the Offering.

Ownership and Disposition of Warrants

Exercise of the Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant, except to the extent the holder receives a cash payment for a fractional Common Share that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale subject to the rules described below under “Sale, Exchange, or Other Taxable Disposition of the Warrants” below. A U.S. Holder’s initial tax basis in the Common Share received on the exercise of a Warrant generally should be equal to the sum of (i) the U.S. Holder’s tax basis in such Warrant (as applicable) plus (ii) the exercise price paid by the U.S. Holder. It is unclear whether a U.S. Holder’s holding period for the Common Share received on the exercise of a Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

In certain circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Common Shares. The U.S. federal income tax treatment of a cashless exercise of a Warrant is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Sale, Exchange, or Other Taxable Disposition of the Warrants

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other taxable disposition of a Warrant in an amount equal to the difference between the amount realized on such sale, exchange, or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis of such Warrant. Such gain or loss will be a long-term capital gain or loss if the Warrant has been held for more than one year and will be short-term capital gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Lapse of the Warrants

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to its adjusted tax basis in the Warrant. Similarly, upon the cancellation of a Warrant by reason of the Company’s exercise of the call right, a U.S. Holder should recognize a loss in an amount equal to its adjusted tax basis in the Warrant (reduced by the nominal consideration of $0.001 per Warrant received by the holder from the Company). Subject to the PFIC rules discussed below, any such loss should be a capital loss. Any capital loss recognized by a U.S. Holder generally will be treated as U.S.-source loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Certain Adjustments to the Warrants

The number of Common Shares issuable upon exercise of a Warrant and/or the exercise price per Warrant may be adjusted in certain circumstances. For U.S. federal income tax purposes, an adjustment to the number of Common Shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to a U.S. Holder of the Warrant if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the earnings and profits or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). Subject to the PFIC rules discussed below, any constructive distributions generally will be taxable as a distribution, as described below under “Ownership and Disposition of the Common Shares—Taxation of Distributions.” However, adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of such Warrant generally will not be considered to result in a constructive distribution to a U.S. Holder of such Warrant. U.S. Holders are urged to carefully review the conversion rate adjustment provisions and consult their own tax advisers with respect to the tax consequences of any such adjustment.

Ownership and Disposition of the Common Shares

Taxation of Distributions

The Company has not paid any cash dividends to date and does not intend to declare dividends for the foreseeable future. In the event that the Company pays a dividend, and subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize, to the extent out of the Company’s current and accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), dividend income on the receipt of distributions on Common Shares (including amounts withheld to pay any Canadian withholding taxes). To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder’s tax basis in its Common Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. The Company does not intend to calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, U.S. Holders should expect a distribution generally to be treated as a dividend for U.S. federal income tax purposes.

Dividends received by individuals and other non-corporate U.S. Holders of Common Shares traded on the Nasdaq generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on Common Shares generally will not be eligible for the dividends-received deduction allowed to corporations. Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to Common Shares generally will constitute “passive category” income. The rules governing the foreign tax credit are complex. Each U.S. Holder is urged to consult its own tax adviser regarding the availability of the foreign tax credit with respect to such holder’s particular circumstances.

The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Each U.S. Holder is urged to consult its own tax adviser regarding the application of the foregoing rules in light of such holder’s particular circumstances.

Sale, Exchange, or Other Taxable Disposition of the Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon a sale, exchange, or other taxable disposition of a Common Share, a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis of such Common Share. Such gain or loss will be a long-term capital gain or loss if the Common Share has been held for more than one year and will be short-term capital gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain generally adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during such U.S. Holder’s holding period for the Common Shares, as determined under the PFIC rules. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. For purposes of the income test and asset test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Under certain attribution rules, if the Company were a PFIC, U.S. Holders generally would be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”) and would be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC upon the sale of the Common Shares of the Company, as well as their proportionate share of (i) any “excess distributions” (as discussed below) on the stock of a Subsidiary PFIC and (ii) any gain realized upon the disposition or deemed disposition of stock of a Subsidiary PFIC by the Company or by another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. If the Company were classified as a PFIC for any taxable year in which a U.S. Holder held Common Shares, then the Company generally would continue to be classified as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which the U.S. Holder continued to hold Common Shares, even if the Company’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception were to apply.

The Company has not determined whether it will be a PFIC for the year in which this Offering is completed or in future years because, among other things, PFIC status is determined annually and is based on the Company’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation was, or will be, a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company and any Subsidiary PFIC.

If the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for Common Shares, and such U.S. Holder had not made an effective QEF Election or Mark-to-Market Election under the PFIC rules (as defined and more fully described below) with respect to its Common Shares, then such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the Common Shares and with respect to gain from the direct or indirect disposition of Common Shares. An “excess distribution” generally would include the excess of distributions made with respect to the Common Shares to a U.S. Holder in any taxable year over 125% of the average annual distributions made to such U.S. Holder by the Company during the shorter of the three preceding taxable years or such U.S. Holder’s holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the direct or indirect disposition of the Common Shares ratably over its holding period for the Common Shares. Amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed at the highest tax rate in effect for ordinary income for each such year. In addition, an interest charge would apply.

If the Company were a PFIC for any taxable year in which a U.S. Holder held Common Shares, and such U.S. Holder had made a timely and effective election to treat the Company as a “qualified electing fund” (a “QEF Election”) for the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraph. Instead, such U.S. Holder would be subject to U.S. federal income tax on such holder’s pro rata share of (i) the net capital gain of the Company, which would be taxed as long-term capital gain to such U.S. Holder, and (ii) the ordinary earnings of the Company, which would be taxed as ordinary income to such U.S. Holder. However, a QEF Election cannot be made unless the Company provides or makes available certain information. The Company does not intend to provide information necessary for U.S. Holders to make QEF Elections, and therefore U.S. Holders should assume that QEF Elections will not be available to them.

As an alternative to a QEF Election, if the Company were a PFIC for any taxable year in which a U.S. Holder held Common Shares, and such U.S. Holder had made a timely and effective “mark to market” election (a “Mark-to-Market Election”) in the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, such U.S. Holder generally would include in ordinary income, for each taxable year in which the Company were a PFIC, an amount equal to the excess, if any, of (i) the fair market value of the Common Shares, as of the close of such taxable year over (ii) such U.S. Holder’s adjusted tax basis in such Common Shares. The U.S. Holder would be entitled to deduct as an ordinary loss each year the excess of its adjusted tax basis in the Common Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s adjusted tax basis in the Common Shares would be increased by the amount of any income inclusion and decreased by the amount of any deductions under the Mark-to-Market Election rules. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that made a Mark-to-Market Election would recognize ordinary income or ordinary loss (but only to the extent such loss did not exceed the net amount of previously included income as a result of the Mark-to-Market Election). A Mark-to-Market Election would apply to the taxable year in which such election is made and to each subsequent taxable year, unless the Common Shares were to cease to be “marketable stock,” the U.S. Holder were to mark the Common Shares to market under non-PFIC provisions of the Code, or the Internal Revenue Service (“IRS”) were to consent to the revocation of such election. The Mark-to-Market Election is expected to be available with respect to the Company, provided that the Common Shares are “regularly traded” for U.S. federal income tax purposes. The Common Shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the Common Shares are traded on a “qualified exchange” on at least 15 days during each calendar quarter. The Nasdaq and TSX, where the Common Shares are expected to be listed, are qualified exchanges for this purpose. However, the Mark-to-Market Election will not be available with respect to any Subsidiary PFIC. Accordingly, U.S. Holders making a Mark-to-Market Election would be subject to unfavorable tax consequences described above with respect to any Subsidiary PFIC. Any U.S. Holder that has made a Mark-to-Market Election with respect to Common Shares is urged to consult its own tax advisers regarding the application of proposed Treasury Regulations to any Common Shares received upon such holder’s later exercise of Warrants.

In any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding such holder’s interest in the Company (or a Subsidiary PFIC), subject to certain exceptions. A failure to satisfy such reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. Holder. The PFIC rules are complex, and they remain subject to proposed Treasury Regulations that have yet to be made final. Each U.S. Holder should consult its own tax adviser regarding the foregoing reporting requirements, the advisability of making a Mark-to-Market Election, the impact of the proposed Treasury Regulations, and any other tax consequences under the PFIC rules of acquiring, owning, and disposing of Common Shares or Warrants.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in Common Shares or Warrants, subject to certain exceptions (including an exception for Common Shares or Warrants held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax adviser regarding the information reporting obligations, if any, with respect to such holder’s ownership and disposition of Common Shares or Warrants.

Information Reporting and Backup Withholding

Distributions on Common Shares made to a U.S. Holder and proceeds from the sale or other disposition of Common Shares or Warrants may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES AND WARRANTS. U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the Placement Agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated September 8, 2020. The Placement Agent is not purchasing or selling any of the Units offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Units, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Units offered hereby. Therefore, we will enter into securities purchase agreements directly with investors in connection with this offering and we may not sell the entire amount of the Units offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Commissions and Expenses

We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 6% of the gross proceeds in this offering.

The following table shows provides information regarding the amount of the Placement Agent fees to be paid to the Placement Agent by us, before expenses assuming the purchase of all of the Units offered hereby on a best efforts basis:

	Per Unit	Total
Public offering price	$5.30	$49,799,998
Placement Agent’s fees	$0.318	$2,988,000
Proceeds, before expenses, to us	$4.982	$46,811,998

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for their out-of-pocket expenses in an aggregate amount not to exceed $100,000.

Beacon Securities Limited has also acted as our financial advisor for this offering.

Our obligation to issue and sell Units to the purchasers is subject to the conditions set forth in the securities purchase agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase Units is subject to the conditions set forth in his, her or its securities purchase agreement as well, which may also be waived.

We currently anticipate that the sale of the Units will be completed on or about September 10, 2020. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees, will be approximately $360,000, which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the Common Shares to the respective accounts of the investors and we will deliver Warrants directly to the purchasers.

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the Units sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

•	must not engage in any stabilization activity in connection with our securities; and

•

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Lock-up Agreement

We have agreed with each purchaser and Placement Agent for a period of 75 days after the closing of this offering not to issue any Common Shares or any securities equivalent to the Common Shares, except that such restriction shall not apply with respect to the issuance of (i) Common Shares and Warrants (and Common Shares issuable upon exercise thereof) in this offering, (ii) Common Shares or options to employees, officers, consultants or directors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the our board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (iii) non-registered equity or debt securities in connection with strategic transactions, (iv) securities upon the exercise or exchange of or conversion of any securities in this offering and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions) or to extend the term of such securities, and (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital. The purchasers which purchased a majority of the Common Shares in the offering and the Placement Agent may also at any time or from time to time before the termination of the lock-up period waive such restrictions.

Leak-Out Agreements

In addition, the Company and each purchaser entered into a leak-out agreement (each, a “Leak-Out Agreement”) wherein the purchaser (together with certain of its affiliates) agreed, on any trading day from the date of the Leak-Out Agreement until November 12, 2020 (a “Restricted Period”), to not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), Common Shares or any equivalent thereof in an amount greater than 25% of the trading volume of the Common Shares on the Nasdaq Capital Market on such trading day, subject to certain exceptions, during any trading day during the Restricted Period that the price of the Common Shares is less than $5.75 per Common Share.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and securities purchase agreements. A copy of the placement agent agreement and the form of securities purchase agreement with the investors will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-25.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the Placement Agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the ordinary course of its businesses, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Shares offered hereby. Any such short positions could adversely affect future trading prices of the Common Shares and Warrants offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Torys LLP, Toronto, Ontario and New York, New York. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of the Company and Pure Sunfarms Corp. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Units offered by this prospectus supplement. This prospectus supplement and the accompany prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus supplement and the accompany prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and the accompany prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement but prior to the termination of the offering of the securities covered hereby (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, as amended on Form 10-K/A, filed with the SEC on May 1, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 13, 2020;

•	Current Reports on Form 8-K filed on January 17, 2020 (Item 8.01 only), March 4, 2020 (Item 1.01 only), March 12, 2020 (Item 8.01 only), March 19, 2020 (Items 1.01 and 8.01 only), March 24, 2020

(Item 8.01 only), March 30, 2020 (Item 8.01 only), April 22, 2020 (Item 5.02 only), May 1, 2020, June 4, 2020, June 25, 2020, July 7, 2020 (Item 2.03 only), and July 14, 2020; and

•

the description of our Common Shares set forth under the heading “Capital Structure” contained in our Annual Information Form dated April 2, 2018, filed as Exhibit 99.10 to our Registration Statement on  Form 40FR12B filed on January 18, 2019, as updated by  Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, including any amendment thereto filed for the purpose of amending such description.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompany prospectus to the extent that a statement contained in this prospectus supplement and the accompany prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompany prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompany prospectus.

The documents incorporated by reference into this prospectus supplement and the accompany prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement and the accompany prospectus but not delivered with this prospectus supplement and the accompany prospectus to any person, including a beneficial owner, to whom this prospectus supplement and the accompany prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus supplement and the accompany prospectus are not themselves specifically incorporated by reference in this prospectus supplement and the accompany prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

PROSPECTUS

VILLAGE FARMS INTERNATIONAL, INC.

$200,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

Village Farms International, Inc. (the “Company”) or any selling securityholder may offer for sale and issue from time to time (i) common shares in the capital of the Company (the “Common Shares”), (ii) preferred shares in the capital of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), (v) debt securities of the Company (“Debt Securities”), and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities offered together as a unit (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities, the “Securities”), or any combination thereof, up to an aggregate initial offering price of $200,000,000 (or the equivalent amount if any Securities are issued for consideration in another currency). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus (“Prospectus”) provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus (each a “Prospectus Supplement”). You should read both this Prospectus and the applicable Prospectus Supplement, together with the additional information that is incorporated by reference into this Prospectus and the applicable Prospectus Supplement.

Our common shares are listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“NASDAQ”) and on the Toronto Stock Exchange under the symbol “VFF”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this Prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 22, 2020.

i

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents that are incorporated by reference into this Prospectus contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This Prospectus and the documents that are incorporated by reference into this Prospectus also contain “forward-looking information” within the meaning of applicable Canadian securities laws. Such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of ours or involving us. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Prospectus and the documents that are incorporated by reference into this Prospectus are subject to risks that may include, but are not limited to: our limited operating history, including that of our Pure Sunfarms Corp. joint venture for the production of cannabis in Canada (our “Joint Venture”) and our start-up operations of growing hemp in the United States; the legal status of our Joint Venture; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp and agricultural businesses; the ability of our Joint Venture to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and licenses (e.g., our Joint Venture’s ability to obtain licenses for its Delta 2 greenhouse facility as well as additional licenses under the Canadian act respecting cannabis to amend to the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16 (Canada) for its Delta 3 greenhouse facility), and changes in our regulatory requirements; risks relating to conversion of our greenhouses to cannabis production for our Joint Venture; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the Securities and Exchange Commission (the “SEC”), including this Prospectus and the documents that are incorporated by reference into this Prospectus. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, we caution readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Prospectus and in the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this Prospectus or the respective date of the applicable document incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000. The Securities may also be resold by selling securityholders.

This Prospectus provides you with a general description of the Securities that we may sell under this Prospectus. Each time we sell Securities, we may also provide a Prospectus Supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this Prospectus and any applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the Prospectus Supplement describing those Securities.

We may also prepare free writing Prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any Prospectus Supplement. You therefore should carefully review any free writing Prospectus in connection with your review of this Prospectus and any applicable Prospectus Supplement.

Please carefully read both this Prospectus and any Prospectus Supplement, together with the documents incorporated by reference into this Prospectus and any Prospectus Supplement, and the additional information described below under “Where You Can Find Additional Information”. This Prospectus contains summaries of certain provisions contained in some of the documents described in this Prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this Prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference into this Prospectus is accurate only as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, the terms “Village Farms”, the “Company”, “we”, “us”, and “our” refer to Village Farms International, Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive officers is:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to U.S. dollars.

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this Prospectus and any Prospectus Supplement together with the additional information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement.

The Company

We are a corporation existing under the Canada Business Corporations Act (the “CBCA”). Our head and registered office and each of our Canadian subsidiaries is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3.

Through our majority ownership position in our joint venture, the British Columbia-based Pure Sunfarms Corp. (our “Joint Venture” or “Pure Sunfarms”), we have one of the single largest cannabis growing operations in the world. We are also one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada, and we have joint venture operations in hemp and CBD products.

Our Joint Venture leverages our 30 years of experience as a vertically integrated greenhouse grower for the rapidly emerging cannabis opportunity following legalization of cannabis in Canada. Our Joint Venture is currently one of the largest producers of cannabis in Canada with distribution in three of the provinces. Its long-term objective is to be the leading low cost, high quality cannabis producer in Canada. In our greenhouse operations, we produce and distribute fresh, premium-quality produce with consistency 365 days a year to national grocers in the U.S. and Canada from more than nine million square feet of Controlled Environment Agriculture (“CEA”) greenhouses in British Columbia and Texas, as well as from our partner greenhouses in British Columbia, Ontario and Mexico. We are also pursuing opportunities to become a vertically integrated leader in the U.S. hemp-derived CBD market, subject to compliance with all applicable U.S. federal and state laws. We have established two joint ventures, Village Fields Hemp USA, LLC, and Arkansas Valley Green and Gold Hemp LLC, for multi-state outdoor hemp cultivation and CBD extraction and plans to pursue controlled environment hemp production at our Texas greenhouse operations, which total 5.7 million square feet of production area, subject to legalization of hemp in Texas.

Further information regarding the Company and its business is set out in our Annual Report on Form 10-K, which is incorporated herein by reference.

The Offering

The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this Prospectus, any Prospectus Supplement, the documents we have incorporated by reference into this Prospectus and any Prospectus Supplement, and in any related free writing Prospectus, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this Prospectus and that are incorporated by reference into this Prospectus, in evaluating an investment in our Securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any Securities pursuant to a Prospectus Supplement, we may include in the applicable Prospectus Supplement additional risk factors relevant to those Securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Many of our directors and officers, and many of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for holders of our Securities who reside in the United States to effect service within the United States upon our directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts (i) would enforce judgments of United States courts obtained in actions against us or our directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or our directors, officers or experts predicated upon the United States federal securities laws or any such state securities or “blue sky” laws. In addition, we have been advised by our Canadian counsel that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation are enforceable in Canada and that the protections afforded by Canadian securities laws may not be available to investors in the United States.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds that we receive from the sale of our Securities will be used for working capital and general corporate purposes. Unless otherwise indicated in a Prospectus Supplement, our management will have broad discretion to allocate the net proceeds of the sale of our Securities. More specific allocations may be included in a Prospectus Supplement relating to a specific offering of Securities.

Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of April 21, 2020, the Company had 56,300,419 Common Shares outstanding. Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

We have no current plans to pay dividends as we are growth focused. The amount of any dividends payable by us will be at the discretion of our board of directors and may vary depending on, among other things, our earnings, financial requirements for our operations, growth opportunities, debt covenants, the satisfaction of the solvency tests imposed by the CBCA for declaration and payment of dividends and the conditions existing from time to time.

Further information relating to the Common Shares and the share capital of the Company is set out in the Annual Report on Form 10-K, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the CBCA. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

The Prospectus Supplement will set forth the following terms relating to the Preferred Shares being offered:

•	the maximum number of Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue and the dividend payment dates;

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the price and terms and conditions for redemption, if any, including redemption at the Company’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

•	whether such Preferred Shares will be subject to any restriction on the repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion of exchange and the method, if any, of adjustment;

•	whether such Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any; and

•	any other rights, privileges, restrictions, or conditions.

Preferred Shares will be fully paid and non-assessable securities upon issuance. The Preferred Shares of any series may be represented in whole or in part, by one or more global certificates. If Preferred Shares are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable Prospectus Supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable Prospectus Supplement.

DESCRIPTION OF WARRANTS

General

The Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement. The Company will file any warrant agreement or warrant indenture with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part, on or before the time we issue a series of warrants.

The Prospectus Supplement will set forth the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the Common Shares, Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the various factors considered in determining the exercise price of the Warrants, to the extent such exercise prices are variable;

•	provisions for changes to or adjustments in the exercise price, if any;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any limitations on the right of non-resident or foreign owners to hold such Warrants;

•	the amount of Warrants outstanding, if any; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Modifications

The Company may amend the warrant agreements and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

The warrant agent will act solely as the Company’s agent. The warrant agent will not have any duty or responsibility if the Company defaults under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Company, including Warrants. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Company and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Company, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of the Company upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Company simply by virtue of holding a Subscription Receipt.

The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. The description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the various factors considered in determining the price of the Subscription Receipts;

•	provisions for changes to or adjustments in the price, if any;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Company;

•	the number of Common Shares and/or other securities of the Company that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	any material income tax consequences of owning, holding and disposing of the Subscription Receipts;

•	the amount of Subscription Receipts outstanding, if any;

•	any limitations on the right of non-resident or foreign owners to hold such Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “Village Farms” or “the Company” refer to Village Farms International, Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any debt securities issued pursuant to this Prospectus. We may issue debt securities in one or more series under an indenture to be entered into between us and one or more trustees, at least one of which will be qualified to act as a U.S. trustee and one of which will be qualified to act as a Canadian trustee. References herein to the “trustee” shall be deemed to mean the U.S. trustee and/or the Canadian trustee. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the CBCA. A copy of the form of the indenture is filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities. Prospective investors should also refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the debt securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities, or the portion (if less than the principal amount) of debt securities, in each case, to be payable upon a declaration of acceleration of maturity;

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whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian or other taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	the terms and conditions of any mandatory or optional redemption by the Company;

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the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $l,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•	whether payments on the debt securities will be payable with reference to any index or formula;

•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•	any changes or additions to events of default or covenants;

•	whether the holders of any series of debt securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable Prospectus Supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

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issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

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issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other jurisdiction;

•	the successor person (if not us) assumes all of our obligations under the debt securities and the indenture by a supplemental indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of debt securities;

•	we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately the entire principal and interest and premium, if any, of the debt securities of the series.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable Prospectus Supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the U.S. Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of debt securities;

•	change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults (other than defaults relating to certain events involving our bankruptcy, insolvency or reorganization) under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the form and terms of debt securities of any series;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York. However, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities under the indenture will be construed in accordance with applicable Canadian laws.

The Trustees

We will identify the U.S. trustee and Canadian trustee in the applicable Prospectus Supplement in connection with an offering of debt securities hereunder. In addition, in connection with an offering of debt securities hereunder, the U.S. trustee will be qualified under the Trust Indenture Act pursuant to Section 305(b)(2) of the Trust Indenture Act. The trustees under the indenture or their respective affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustees, as long as the trustees or any of their respective affiliates remain our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustees and their respective affiliates will be permitted to engage in other transactions with us. If the trustees or any such affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the applicable trustee must eliminate the conflict or resign.

Resignation of Trustee

A trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as U.S. trustee or Canadian trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with entering into the indenture, we will designate and appoint a U.S. authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The Prospectus Supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The Prospectus Supplement will set forth, as applicable, the following terms relating to the Units being offered:

•	the aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•

whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	any limitations on the right of non-resident or foreign owners to hold such Units;

•	certain material Canadian tax consequences of owning the Units;

•	the amount of Units outstanding; and

•	any other material terms and conditions of the Units.

SELLING SECURITYHOLDERS

The Securities may be offered and sold from time to time by the Company and/or by one or more selling securityholders to be identified in the future. Information about selling securityholders, where applicable, will be set forth in a Prospectus Supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this Prospectus.

PLAN OF DISTRIBUTION

The Company or any selling securityholder may offer and sell the Securities to or through underwriters or dealers and also may offer and sell the Securities directly to purchasers or through agents, or through a combination of any of these methods of sale.

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

If an underwriter, dealer or agent is utilized in the sale of the Securities being offered by this Prospectus, an underwriting, dealer or agency agreement will be executed with the applicable underwriter(s), dealer(s) or agent(s) at the time of sale. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Any underwriters, dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such underwriters, dealers or agents and any discounts, commissions or agent’s commissions or concessions received by any such underwriter, dealer or agent who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable Prospectus Supplement.

The Prospectus Supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable:

•	the name or names of any underwriters, dealers, or agents and the respective amounts underwritten;

•	whether any underwriter, dealer, or agent has a material relationship with the Company;

•	the initial offering price, the proceeds to the Company;

•	the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers;

•	the nature of the obligation of the underwriters; and

•	whether the underwriter, dealer or agent has any arrangement with the Company, such as an over-allotment option.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” of any of the Securities under a Prospectus Supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each distribution of Securities (other than Common Shares) will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered by this Prospectus to an investor who is subject to U.S. federal income tax.

The applicable Prospectus Supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The financial statements of the Company and Pure Sunfarms Corp. incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the Securities covered by this Prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this Prospectus the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020;

(b)

our Current Reports on Form 8-K filed on January 17, 2020 (Item 8.01 only); March 4, 2020 (Item  1.01 only); March 12, 2020 (Item  8.01 only); March 19, 2020 (Items  1.01 and 8.01 only); March  24, 2020 (Item 8.01 only); March 30, 2020 (Item  8.01 only) and April 22, 2020 (Item 5.02 only); and

(c)

the description of our common shares set forth under the heading “Capital Structure” contained in our Annual Information Form dated April  2, 2018, filed as Exhibit 99.10 to our Registration Statement on Form 40FR12B filed on January  18, 2019, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, including any amendment thereto filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus but before the termination of the offering of the Securities covered by this Prospectus, are hereby incorporated by reference into this Prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this Prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The documents incorporated by reference into this Prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this Prospectus but not delivered with the Prospectus to any person, including a beneficial owner, to whom a Prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this Prospectus are not themselves specifically incorporated by reference in this Prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

9,396,226 Units, Each Consisting of One Common Share and 0.50 of a Warrant to Purchase One Common Share

PROSPECTUS SUPPLEMENT

Placement Agent

A.G.P.

September 8, 2020